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                                                                     EXHIBIT 8.1

              [LETTERHEAD OF HELLER EHRMAN WHITE & McAULIFFE LLP]


December 28, 2000


Thoratec Laboratories Corporation
6035 Stoneridge Drive
Pleasanton, California  94588


RE:     MERGER OF LIGHTNING ACQUISITION CORP. INTO THERMO CARDIOSYSTEMS INC.

Ladies and Gentlemen:

        This opinion is being delivered to you in connection with the Form S-4 Registration Statement (the "Registration Statement") filed pursuant to the Agreement and Plan of Merger dated October 3, 2000 (the "Merger Agreement"), by and among Thoratec Laboratories Corporation, a California corporation ("Thoratec"), Thermo Cardiosystems Inc., a Massachusetts corporation ("TCA"), Lightning Acquisition Corp., a Massachusetts corporation ("Merger Sub"), a wholly owned subsidiary of Thoratec, and Thermo Electron Corporation, a Delaware corporation and majority stockholder of TCA.

        Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement. All "section" references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

        We have acted as tax counsel to Thoratec in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy at all relevant times (including without limitation the Effective Time) of, the statements, covenants,



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                                               Thoratec Laboratories Corporation
                                                               December 28, 2000
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representations, and warranties contained in the following documents (including all exhibits and schedules attached thereto):

        (a) the Merger Agreement;

        (b) those tax representation letters delivered to us by Thoratec, Merger Sub and TCA pursuant to the Merger Agreement (the "Tax Representation Letters");

        (c) the Registration Statement; and

        (d) such other instruments and documents related to the formation, organization, and operation of Thoratec, Merger Sub, and TCA and related to the consummation of the Merger and the other transactions contemplated by the Merger Agreement as we have deemed necessary or appropriate.

        In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

        (a) Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

        (b) All representations, warranties, and statements made or agreed to by Thoratec, Merger Sub, and TCA, their managements, employees, officers, and directors in connection with the Merger, including but not limited to, those set forth or described in the Merger Agreement (including the exhibits thereto), the Registration Statement, and the Tax Representation Letters are true and accurate at all relevant times;



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                                               Thoratec Laboratories Corporation
                                                               December 28, 2000
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        (c) All covenants contained in the Merger Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

        (d) The Merger will be reported by Thoratec, Merger Sub, and TCA on their respective federal income tax returns in a manner consistent with the opinion set forth below;

        (e) Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification;

        (f) The Registration Statement, the Merger Agreement, and the Tax Representation Letters reflect all the material facts relating to the Merger, Thoratec, Merger Sub, and TCA;

        (g) The Merger will qualify as a statutory merger under the laws of the State of Massachusetts; and

        (h) As to all matters as to which any person or entity represents that it is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement, there is in fact no such plan, intention, understanding or agreement.

        Based on our examination of the foregoing items and subject to the limitations, qualifications, and assumptions set forth herein, we are of the opinion that if the Merger is consummated in accordance with the Merger Agreement, for United States federal income tax purposes: (a) the Merger will be a reorganization within the meaning of Section 368(a) of the Code, (b) Thoratec, Merger Sub, and TCA will each be a party to that reorganization within the meaning of Section 368(b) of the Code, and (c) except with respect to cash received in lieu of fractional share interests in Thoratec Common Stock or upon the exercise of dissenters' appraisal rights, no gain or loss will be recognized, for United States federal income tax purposes, by a stockholder of TCA as a result of the Merger with respect to the shares of TCA Common Stock converted into Thoratec Common Stock.

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                                               Thoratec Laboratories Corporation
                                                               December 28, 2000
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        This opinion is limited to the federal income tax consequences of the
Merger and does not address the various state, local, or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Merger Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. No opinion is expressed as to the federal income tax treatment that may be relevant to a particular investor in light of personal circumstances or to certain types of investors subject to special treatment under the federal income tax laws (including without limitation life insurance companies, dealers in securities, taxpayers subject to the alternative minimum tax in the year in which the Merger occurs, banks, tax-exempt organizations, non-United States persons, stockholders who exercise dissenters' rights, and stockholders who acquired their shares of TCA stock pursuant to the exercise of options or otherwise as compensation or who hold their TCA stock as part of a straddle or risk reduction transaction). To the extent that any of the representations, warranties, statements, and assumptions material



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                                               Thoratec Laboratories Corporation
                                                               December 28, 2000
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to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion could be adversely affected and should not be relied upon.

        No ruling has been sought from the Internal Revenue Service by Thoratec, TCA or Merger Sub as to the federal income tax consequences of any aspect of the Merger. This opinion is not binding on the Internal Revenue Service or any court of law, administrative agency or other governmental body and represents only our judgment as to the likely outcome if the federal income tax consequences of the Merger were properly presented to a court of competent jurisdiction. Our conclusions are based on the Code, existing judicial decisions, administrative regulations, and published rulings as in effect on the date hereof. No assurance can be given that future legislative, judicial, or administrative changes or interpretations will not adversely affect the accuracy of our conclusions. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

        This opinion is rendered to you solely for the purpose of complying with applicable securities laws. This opinion is solely for the benefit of Thoratec and the stockholders of TCA, and shall not inure to the benefit of any other person, including without limitation any successor or assign of Thoratec, whether by operation of law or otherwise, and is not to be used, circulated, quoted or otherwise referred to for any purpose without our express written permission.



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                                               Thoratec Laboratories Corporation
                                                               December 28, 2000
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        We consent to the reference to our firm under the caption "Material
Federal Income Tax Consequences" in the proxy statement/prospectus included in the Registration Statement and to the reproduction and filing of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

                                       Very truly yours,

                                       /s/ Heller Ehrman White & McAuliffe LLP